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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

                   DIRECTORS OF WESTERN RESERVE BANCORP, INC.

      Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Edward J. McKeon his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of Western Reserve Bancorp, Inc., an Ohio corporation (the "Company"), to a Registration Statement on Form S-8 registering under the Securities Act of 1933, common shares and plan interests to be offered and sold under the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan, and to any and all amendments, post-effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, this Power of Attorney has been signed at Medina, Ohio, this 29th day of March, 2004.

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
/s/ Roland H. Bauer                              Director
Roland H. Bauer

/s/ Dr. Bijay Jayaswal                           Director
Dr. Bijay Jayaswal

/s/ P. M. Jones                                  Director
P. M. Jones

/s/ Ray E. Laribee                               Director
Ray E. Laribee

/s/ C. Richard Lynham                            Director
C. Richard Lynham

/s/ R. Hal Nichols                               Director
R. Hal Nichols

/s/ Rory H. O'Neil                               Director
Rory H. O'Neil

/s/ Michael R. Rose                              Director
Michael R. Rose

/s/ Glenn M. Smith                               Director
Glenn M. Smith

/s/ Thomas A. Tubbs                              Director
Thomas A. Tubbs
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